Exhibit (d)(3)

June 15, 2018

To: FELDENKREIS HOLDINGS LLC

Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the “Agreement”), among Feldenkreis Holdings LLC, a Delaware limited liability company (“Parent”), GF Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Perry Ellis International, Inc., a Florida corporation (the “Company”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement.

Subject to the satisfaction or waiver, where permissible, of the conditions set forth in Article VI of the Agreement (other than any conditions that either (A) by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction or written waiver of such conditions (it being agreed for purposes of this letter agreement that any condition precedent the satisfaction of which is dependent upon the contributions contemplated by this paragraph and which would be fully satisfied upon the making of such contributions shall be deemed to have been satisfied) or (B) the failure of which to be satisfied is attributable to a breach by the Parent or Merger Sub of any of their representations, warranties, covenants or agreements contained in the Agreement) and the terms and conditions set forth herein, the undersigned hereby agrees and covenants that, in exchange for equity interests in Parent, immediately prior to the Effective Time:

(1)           the undersigned will contribute or cause to be contributed to Parent (x) 151,831 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), the aggregate amount of which, based on a value of $27.50 per share, will be equal to $4,175,352.50 and (y) any additional shares that the undersigned may hereafter acquire prior to the Effective Time whether pursuant to the vesting of restricted stock units of the Company outstanding as of the date of the Agreement or otherwise (the “Rollover Stock”) (such amount, the “Commitment Amount”); and

(2)           all unvested restricted stock units of the Company (a schedule of which is set forth on Exhibit A attached to this letter agreement) (the “Cancelled Awards”) that the undersigned holds immediately prior to the Effective Time will be cancelled.

The undersigned understands that he will not be under any obligation under any circumstances to contribute or cause to be contributed to Parent more than the Commitment Amount or to cancel more than the Cancelled Awards.

Notwithstanding anything that may be expressed or implied in this letter agreement, Parent, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than the undersigned shall have any obligation hereunder.

The undersigned hereby represents and warrants as follows:

(a)           The undersigned has the legal capacity and authority to execute, deliver and perform this letter agreement, and this letter agreement has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to the Enforceability Exceptions.

(b)           Other than the filing by the undersigned of any statements or reports with the SEC required by Section 13(d) or 16(a) of the Exchange Act, the execution, delivery and performance by the undersigned of this letter agreement do not and will not (i) require any consent or Permit of, or filing with or notification to, any Governmental Authority, (ii) result in a breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give rise to any right of termination, cancellation, material amendment or acceleration of, any contract to which the undersigned is a party or by which the undersigned or the Rollover Stock is bound, (iii) violate any Law or Order of any Governmental Authority applicable to the undersigned or the Rollover Stock or (iv) result in the creation of any Lien on the Rollover Stock, except for such consents, Permits, filings, notifications, breaches, defaults, rights or Liens which would not adversely affect the undersigned’s ability to perform his obligations hereunder.

(c)           The undersigned is the record and/or beneficial owner of the Rollover Stock outstanding as of the date hereof, free and clear of all Liens (other than those arising under this letter agreement and the Pledge and Security Agreement).

This letter agreement, and the undersigned’s obligations hereunder, will terminate automatically and immediately upon the earliest to occur of (a) the Effective Time (at which time the obligations shall be discharged) and (b) the termination of the Agreement in accordance with its terms.

Prior to the termination of this letter agreement, the undersigned agrees that he will not, directly or indirectly, sell, lease, assign, convey, license, pledge, transfer or otherwise dispose of or encumber or suffer the occurrence of any Lien (other than those arising pursuant to the terms of this letter agreement and the Pledge and Security Agreement) on beneficial or record ownership of the Rollover Stock without the prior written consent of Parent and the Company.

The undersigned understands that he may not assign this letter agreement without the prior written consent of Parent and the Company. This letter agreement shall not be assignable by Parent without the undersigned’s prior written consent, except that Parent may assign this letter agreement, without the undersigned’s prior written consent, to any person to which Parent may assign any of its rights and obligations under the Agreement.

Notwithstanding any other term or condition of this letter agreement, the undersigned’s liability under this letter agreement shall be limited to the contribution of the Commitment Amount and the undersigned’s cancellation of the Cancelled Awards immediately prior to the Effective Time, as provided herein.

This letter agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between Parent and the undersigned with respect to the subject matter hereof.

This letter agreement is not intended to, and does not, confer upon any Person, other than Parent and the undersigned, any rights or remedies hereunder or in connection herewith; provided, however, that the Company shall be an express third party beneficiary hereunder and the Special Committee, if then in existence or otherwise the independent and disinterested directors of the Company (by resolution of a majority of the independent and disinterested directors of the Company), shall be entitled to the enforce the terms hereof.

This letter agreement may not be amended, and no provision waived or modified, except by an instrument in writing signed by Parent, the undersigned and the Company.

Nothing in this letter agreement shall modify or limit the rights of the Company against the undersigned under the Limited Guarantee.

This letter agreement, and any disputes hereunder, shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard the conflict of laws principles thereof.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

This letter agreement may be executed in counterparts and by facsimile or .pdf, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Very truly yours,

/s/ Oscar Feldenkreis
Oscar Feldenkreis

Accepted and Agreed to
as of the date written above

FELDENKREIS HOLDINGS LLC

By:	/s/ George Feldenkreis
	Name:	George Feldenkreis
	Title:	Sole Member

[Rollover Letter]

EXHIBIT A

Restricted Stock Units

0 unvested restricted stock units of the Company